[Simpson Thacher & Bartlett Letterhead]





                                                   June 25, 1999



Rohm and Haas Company
100 Independence Mall West
Philadelphia, Pennsylvania 19106

Ladies and Gentlemen:

          We have acted as counsel to Rohm and Haas Company, a Delaware corporation ("Rohm and Haas"), in connection with Post-Effective Amendment

No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No.

333-78993) of Rohm and Haas (the "Registration Statement"), filed by Rohm and

Haas with the Securities and Exchange Commission under the Securities Act of

1933, as amended, relating to 6,500,000 shares (the "Shares") of common stock, par value $2.50 per share, of Rohm and Haas to be issued by Rohm and

Haas pursuant to the exercise of options assumed by Rohm and Haas that had previously been issued under the Morton International, Inc. 1989 Incentive

Plan and the Morton International, Inc. 1997 Incentive Plan (collectively,

the "Plans").

          We have examined the Registration Statement and the Plans.  We have also examined the originals, or duplicates or certified or conformed copies,

of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions

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of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of Rohm and Haas.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, upon the issuance of the Shares in accordance with the terms of the applicable Plan and payment of the consideration, if any,

payable therefor pursuant to terms of the applicable Plan, such Shares will be validly issued, fully paid and nonassessable.

          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General

Corporation Law.

          We hereby consent to the filing of this opinion of counsel as

Exhibit 5 to the Registration Statement.

                                    Very truly yours,



                                    SIMPSON THACHER & BARTLETT








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